Exhibit 99.1

Dr. Charles A. Dinarello, CEO of Across America Financial Services (to be renamed Omni Bio Pharmaceutical), Co-awarded Albany Medical Center Prize in Medicine and Biomedical Research

Denver, Co. – April 29, 2009 – Dr. Charles A. Dinarello, professor of medicine at the University of Colorado and acting CEO of Across America Financial Services, Inc. (OTCBB:AAFS) and its subsidiary Omni Bio Operating, Inc., has been awarded the Albany Medical Prize in Medicine and Biomedical Research along with two other distinguished recipients. The $500,000 prize is the largest award in medicine and science in the United States, surpassed worldwide only by the $1.4 million Nobel Prize in Medicine.

According to the press release issued by the Albany Medical Center, in addition to Dr. Dinarello, Ralph M. Steinman, M.D., of Rockefeller University, and Bruce Beutler, M.D., of The Scripps Research Institute in La Jolla, CA, were also honored as co-recipients of the prize. The recipients were honored at a news conference and luncheon held last Friday at Albany Medical Center.

The Albany Medical Center press release also included the following information:

“Collectively, the work of these scientists has led to a dramatically better understanding of the human immune system, in health and in disease,” said James J. Barba, president and chief executive officer of Albany Medical Center, who served as chairman of the National Selection Committee. “That knowledge has already directly resulted in new therapies for people with conditions including rheumatoid arthritis, diabetes, Crohn’s disease and cancer. And, the discoveries they have made about how the body senses and responds to infection remain the basis of active research that holds the promise of new and improved vaccines and innovative ways to harness the power of the immune system to better fight viruses and bacterial illness. Their achievements are nothing short of astounding.”

This is the ninth year the Albany Medical Center Prize has been awarded. It was established in 2000 by the late Morris “Marty” Silverman to honor scientists whose work has translated from “the bench to the bedside,” resulting in better outcomes for patients. A $50 million gift commitment from the Marty and Dorothy Silverman Foundation to Albany Medical Center provides for the Prize to be awarded annually for 100 years.

About Dr. Dinarello

Dr. Charles Dinarello’s groundbreaking work is called cytokine biology. His studies led to the development of anti-cytokine-based therapies in order to block inflammation in various diseases. He and his colleagues opened an entire new field of study that continues to be the target for new drugs by major pharmaceutical companies. In the 1970s, while working at the National Institute of Health (NIH) and later at Tufts University School of Medicine with the late Sheldon Wolff, Dr. Dinarello identified and purified the body’s key fever-producing molecule, later named Interleukin-1 (IL-1). Released by white blood cells during infections, injuries, some forms of cancer, allergic and immune reactions, IL-1 tells the body to produce fever and inflammation. Dr. Dinarello led the team that first cloned IL-1 in 1984, which was comprised of individuals from Tufts University, Massachusetts Institute of Technology and Wellesley College. During the next 25 years, many other interleukins were discovered and resulted in the development of many drugs that are used to treat chronic inflammatory diseases.

As a professor of medicine at the University of Colorado Denver School of Medicine, Dr. Dinarello has focused on blocking cytokines to quell inflammation. This work, together with the subsequent discovery of several other Interleukins, has resulted in therapies for rare immune disorders and more common ones, including Crohn’s disease, diabetes, allergies, rheumatoid arthritis, and graft-versus -host disease in transplant patients. In addition, anti-cytokine therapies and the ability to manipulate cytokines hold promise for treatment and/or vaccination for patients with sepsis, cancer and viral diseases, including HIV.

Dr. Daniel Kastner, Clinical Director of the National Institute of Arthritis, Musculoskeletal and Skin Diseases, wrote: “Dr. Dinarello is a physician-scientist who has focused his considerable talents and efforts in elucidating the pathways that lead to fever and inflammation in man. For many years his contributions have had a monumental impact on our understanding of human biology, and in the past decade they have profoundly influenced the practice of medicine.”

The Albany Medical Center Prize is the second major award to Dr. Dinarello during 2009. On May 11 of this year, Dr. Dinarello will receive the Royal Swedish Academy of Sciences’ Crafoord Prize from the King of Sweden in a ceremony in Stockholm. Dr. Dinarello is receiving this award for his pioneering work in isolating interleukins, determining their properties and exploring their role in the onset of inflammatory diseases.

About Across America Financial Services

Across America Financial Services Inc. has been operating as a development-stage company, trading under the symbol “AAFS” on the OTC Bulletin Board.

On March 31, 2009, Across America Financial Services completed the acquisition of Apro Bio Pharmaceutical Corporation (“Apro”), a developmental stage biopharmaceutical company, in conjunction with a $1.87 million dollar financing led by an institutional investor.

As the licensee of a number of issued and pending patents from the University of Colorado, Apro has been advancing several broad spectrum therapeutics targeting bacterial and viral diseases, biohazards, diabetes and transplant rejection. Upon shareholder approval, which is anticipated soon, AAFS plans to change its name to “Omni Bio Pharmaceutical, Inc.” in order to better reflect the company’s new direction. The company’s core technology is based on discoveries made at the University of Colorado involving novel therapeutic agents already approved for use in humans.

Vicki D. E. Barone, the chairperson of Across America Financial Services, stated: “Dr. Dinarello’s award as co-recipient of the Albany Medical Center Prize is further confirmation of the importance of blocking inflammation with novel therapies developed by scientists at the University of Colorado.”

About Omni Bio Operating (Formerly Apro Bio Pharmaceutical Corporation)

Omni Bio Operating, Inc. of Greenwood Village, Colorado, a subsidiary of Across America Financial Services, Inc., a company which will be renamed Omni Bio Pharmaceutical, Inc., was formed to acquire, license, and develop existing novel therapies which have substantial commercialization potential. The company has secured three licensing agreements with the University of Colorado Denver which include various patent applications related to the composition of matter and method of use for treating bacterial infection such as bacterial pneumonia, tuberculosis and anthrax; an issued patent for treatment of various forms of viral infection like HIV, influenza and potentially the “bird flu;” and more recently a patent application related to the method of use and treatment of diabetes as well as organ graft rejection.

Regarding Forward-Looking Statements

Statements in this document regarding future financial, scientific or operating results, future development programs, the development and commercialization of new supplier, partner or customer contracts, the commitment of suppliers and future opportunities for any of the companies mentioned herein, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not statements of historical fact (including but not limited to statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: variations in results of animal or human clinical trials, engineering and material costs, development costs, the availability of future financing on terms that are acceptable to any of the companies mentioned herein, other general costs and expenses; the ability to retain key personnel; the company's ability to successfully execute its business strategies; the levels and availability of government sponsored research programs including possible funding from the Project Bio-Shield Act of 2004 and the Pandemic and All Hazards Act of 2006; lack of commercial revenues; delays in the possible development of a commercial market for products due to FDA restrictions or requirements to increase our levels of clinical testing; our reliance on a limited number of suppliers for raw materials used in products; shortages of raw materials; competitive conditions in the industry; business cycles affecting the markets in which any of the companies mentioned herein conducts business; and economic conditions generally.

Additional risk factors may be found in the company’s Form 8-K of Across America Financial Services, Inc., a company which will be renamed Omni Bio Pharmaceuticals Inc. filed March 31, 2009, and in other documents filed by Across America Financial Services, Inc. with the U. S. Securities and Exchange Commission.

Forward-looking statements are based on the beliefs, opinions and expectations of the company's management as of the date of this press release, and the companies mentioned herein do not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Company Contact
Edward C. Larkin
Interim Chief Financial Officer
Across America Financial Services, Inc.,
a company which will be renamed
Omni Bio Pharmaceutical, Inc., and
Omni Bio Operating, Inc.
Tel 303-867-3415